Exhibit 5.1

Clark Hill PLC

130 E. Randolph Street, Suite 3900

Chicago, Illinois 60601

T (312) 985-5900

F (312) 985-5999

Re:	HCW Biologics Inc.
Sale of Securities Under Form S-1 Registration (File No. 333-293396)

Ladies and Gentlemen:

We have acted as your counsel in connection with a Registration Statement on Form S-1, as it may be amended or supplemented, (the “Registration Statement”) filed by HCW Biologics Inc., a Delaware corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering and sale by the Company of up to $10,000,000.00 of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) (collectively, the “Securities”) and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “PFW Shares”).

We have examined and relied upon (i) the Registration Statement, (ii) the Prospectus included as a part of the Registration Statement, (iii) the Company’s certificate of incorporation and bylaws, each as amended and restated through the date hereof, (c) certain resolutions of the Board relating to the Registration Statement or the issuance, sale and registration of the Securities and (iv) the originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, certificates of public officials regarding the Company, officers of the Company, and such matters of law and regulation and such other documents as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed the following: (i) the authenticity of documents submitted to us as originals and the conformity to authentic original documents, agreements and instruments of all documents, agreements and instruments submitted to us as facsimiles or PDFs, or as certified, conformed or reproduced copies, and the genuineness of all signatures; (ii) the legal capacity and competency of all signatories and the genuineness and validity of all signatures on all documents, (iii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies; (iv) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and (v) the truth, accuracy and completeness of the information, factual matters, representations, warranties and covenants contained in the records, agreements (including the Transaction Agreements), documents, instruments and certificates we have reviewed. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have further assumed (without independent verification) that:

A.	All persons acting on behalf of the parties in connection with the transactions referenced or relevant herein, were duly authorized so to act; and

HCW Biologics, Inc.

February 13, 2026

B.

The Registration Statement and any other post-effective amendments or supplements thereto (other than the Prospectus and the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates, complied, as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

Based upon the foregoing and in reliance thereon, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The shares of Common Stock when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable;

2. The Pre-Funded Warrants, when duly executed by the Company and delivered to the purchasers thereof against payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable; and

3. The PFW Shares to be issued upon the proper exercise of the Pre-Funded Warrants have been duly authorized, and when the Pre-Funded Warrants have been properly exercised in accordance with the terms thereof (including without limitation payment in full of applicable consideration), such shares will be validly issued, fully paid and nonassessable.

We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.

Our opinion herein is limited to the U.S. Federal Laws and the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions. The opinion which we render herein is as of the date hereof, and we assume no obligation to revise or supplement this opinion should such laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

CLARK HILL PLC